Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated January 22, 2013 (including amendments thereto) with respect to the shares of Common Stock of Hallmark Financial Services, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:	January 22, 2013	NEWCASTLE PARTNERS, L.P.

By: Newcastle Capital Management, L.P.,
its general partner

By: Newcastle Capital Group, L.L.C.,
its general partner

By: Schwarz 2012 Family Trust

/s/ Mark E. Schwarz
Mark E. Schwarz, Trustee

NEWCASTLE CAPITAL MANAGEMENT, L.P.

By: Newcastle Capital Group, L.L.C.,
its general partner

By: Schwarz 2012 Family Trust

/s/ Mark E. Schwarz
Mark E. Schwarz, Trustee

NEWCASTLE CAPITAL GROUP, L.L.C.

By: Schwarz 2012 Family Trust

/s/ Mark E. Schwarz
Mark E. Schwarz, Trustee

SCHWARZ 2012 FAMILY TRUST

By: /s/ Mark E. Schwarz
Mark E. Schwarz, Trustee

/s/ Mark Schwarz
MARK E. SCHWARZ

DSC SERVICES INC.

By: /s/ Mark E. Schwarz
Mark E. Schwarz, Chief Executive Officer

/s/ John P. Murray
JOHN P. MURRAY

/s/ Clinton J. Coleman
CLINTON J. COLEMAN